UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

On November 16, 2011, Take-Two Interactive Software, Inc. (the “Company”) consummated its previously announced offering of $250 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2016 (the “Notes”). The offering included $30 million principal amount of notes issued pursuant to the exercise in full by the initial purchasers of their option to cover over-allotments.

The Notes were sold to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The offering of the Notes was made pursuant to that certain Indenture, dated as of November 16, 2011, between the Company and The Bank of New York Mellon, as trustee.

Priced to investors in the offering at 100% of their principal amount, the Notes are senior unsecured obligations of the Company, ranking equal in right of payment with all the Company’s existing and future unsubordinated indebtedness. The Notes will mature on December 1, 2016. Interest on the Notes will be payable on June 1 and December 1 of each year, beginning on June 1, 2012.

Prior to June 1, 2016, the Notes will be convertible only upon specified events and, thereafter, at any time. The Notes are convertible by holders into shares of the Company’s common stock at an initial conversion rate of 52.3745 shares of common stock per $1,000 principal amount of the Notes (which is equivalent to a conversion price of approximately $19.09 per share of common stock), subject to adjustment upon certain events, at any time before the close of business on the business day preceding December 1, 2016. If a holder elects to convert its notes in connection with certain changes in control, the Company will pay, to the extent described in the Indenture, a make whole premium by increasing the number of shares deliverable upon conversion of the Notes.

This description of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this report and incorporated herein by reference.

Item 8.01.	Other Events

On November 16, 2011, the Company issued a press release relating to the closing of the Company’s private offering of $250 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2016.

That press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

4.1	Indenture, dated as of November 16, 2011, by and between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as trustee.

99.1	Press Release dated November 16, 2011 relating to Take-Two Interactive Software, Inc.’s closing of its private offering of $250 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

	By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Associate General Counsel and Secretary
Date: November 17, 2011

EXHIBIT INDEX

Exhibits	Description

4.1	Indenture, dated as of November 16, 2011, by and between Take-Two Interactive Software, Inc. and The Bank of New York Mellon, as trustee.

99.1	Press Release dated November 16, 2011 relating to Take-Two Interactive Software, Inc.’s closing of its private offering of $250 million aggregate principal amount of its 1.75% Convertible Senior Notes due 2016.

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